Exhibit 99

NEWS

ANADARKO ANNOUNCES SECOND-QUARTER
2017 RESULTS

REDUCES FULL-YEAR ANTICIPATED CAPITAL INVESTMENTS
MAINTAINS EXPECTED OIL PRODUCTION EXIT RATES

HOUSTON, July 24, 2017 – Anadarko Petroleum Corporation (NYSE: APC) today announced its second-quarter 2017 results, reporting a net loss attributable to common stockholders of $415 million, or $0.76 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased the net loss by $8 million, or $0.01 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the second quarter of 2017 was $857 million.

SECOND-QUARTER HIGHLIGHTS

•	Achieved a 12-percent increase in total oil sales volume over the second quarter of 2016

•	Increased overall sales-volume product mix to 67-percent liquids compared to 54-percent liquids in the second quarter of 2016

•	Continued deepwater Gulf of Mexico success with new tieback activities at Horn Mountain and K2, and facility upgrades at Constitution

•	Closed divestitures totaling more than $600 million during the quarter

“Our portfolio delivered good operating results and cash flow during the second quarter with significantly improved cash margins and increased oil volumes year-over-year, even with the temporary production impacts associated with our response efforts in Colorado,” said Al Walker, Anadarko Chairman, President and CEO. “Our successful divestitures further strengthened the company’s cash position, while providing flexibility for the second half of the year and beyond. The current market conditions require lower capital intensity given the volatility of margins realized in this operating environment. As such, we are reducing our level of investments by $300 million for the full year, and adjusting full-year sales-volume guidance to reflect recent divestitures and the deferred production associated with the Colorado response. We feel this is a prudent move, while still expecting to average approximately 130,000 barrels of oil per day in the deepwater Gulf of Mexico and exit the year at around 150,000 barrels of oil per day from the Delaware and DJ basins combined.”

OPERATIONAL HIGHLIGHTS
Anadarko’s second-quarter 2017 sales volume of oil, natural gas and natural gas liquids (NGLs) totaled 57 million barrels of oil equivalent (BOE), or an average of 631,000 BOE per day.
During the second quarter, Anadarko achieved record oil sales volume in the Delaware Basin of West Texas averaging approximately 33,000 barrels of oil per day, a 52-percent increase over the second quarter of 2016. Importantly, Anadarko is in the final stages of securing operatorship for approximately 70 percent of the acreage position, which was previously part of the joint-venture agreement that recently concluded with Shell. Anadarko’s working and net-revenue interest remains unchanged, and the company’s efforts can begin to evolve from capturing operatorship and appraising the prior Area of Mutual Interest to development of this world-class asset. In addition, the company continues to expand takeaway capacity having recently reached an agreement to be an anchor shipper on a residue-gas line going from the Western Gas Partners, LP (WES)-operated Ramsey plant and future WES-operated Mentone plant to the Waha area. Anadarko also concluded a tranche of crude oil pipeline capacity from the Permian Basin to Gulf Coast markets.
In the DJ Basin, oil sales volume for the quarter averaged 76,000 barrels per day. The company continued to refine its completions program and achieve greater drilling efficiencies with record cycle times for short-, mid- and longer-length laterals. The company’s new completion design is yielding cumulative production improvements of more than 35 percent compared to the core type-curves provided during the March Investor Conference. During the quarter, Anadarko also mobilized significant resources in its response to the Notice to Operators issued by Colorado’s oil and gas regulatory authority, which included the company’s additional efforts to inspect its vertical well inventory and remove all associated one-inch return lines.
In the Deepwater Gulf of Mexico, Anadarko’s oil sales volume averaged 113,000 barrels per day, as the company successfully completed several planned maintenance activities and facility upgrades. The first development well of the Horn Mountain Deep discovery was brought on line ahead of schedule and is currently producing approximately 12,000 barrels of oil per day. In addition, field production continued at a nine-year high at K2, with a new tieback brought on production in April, which is currently producing more than 9,000 BOE per day. The company also expanded its industry-leading leasehold position in the recent deepwater Gulf lease sale by being awarded 11 new leases near existing opportunities and infrastructure.
Internationally, sales volume averaged 93,000 barrels per day, an increase of 25 percent over the second quarter of 2016. The year-over-year increase was largely driven by the startup of the TEN development offshore Ghana in the third-quarter of 2016. In addition, Anadarko is completing many of the core components of the legal and contractual framework for its LNG project in Mozambique. The progress helps position the company to advance negotiations in securing long-term LNG offtake contracts as it continues toward a final investment decision.

OPERATIONS REPORT
For additional details on Anadarko’s second-quarter 2017 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

CONFERENCE CALL TOMORROW AT 7:30 A.M. CDT, 8:30 A.M. EDT
Anadarko will host a conference call on Tuesday, July 25, 2017, at 7:30 a.m. Central (8:30 a.m. Eastern) to discuss second-quarter results. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 4412190. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Ten pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2016, the company had 1.72 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance, including Anadarko's ability to successfully execute upon its capital program; to meet financial and operating guidance contained in this news release, including the impact of response efforts in Colorado; to successfully drill, complete, test and produce the wells identified in this news release; to timely complete and commercially operate the projects and drilling prospects identified in this news release; to finalize the necessary steps to ensure operatorship; and to successfully plan, secure additional government approvals, enter into long-term sales contracts, finance, build, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2016 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089
Pete Zagrzecki, pete.zagrzecki@anadarko.com, 832.636.7727

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended June 30, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(415)	$(0.76)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(45)	(29)	(0.05)
Gains (losses) on divestitures, net	205	130	0.24
Impairments
Producing and general properties	(10)	(7)	(0.02)
Exploration assets	(82)	(65)	(0.12)
Restructuring charges	(18)	(11)	(0.02)
Change in uncertain tax positions	—	(10)	(0.02)
Certain items affecting comparability	$50	8	0.01
Adjusted net income (loss) (Non-GAAP)		$(423)	$(0.77)

*	Includes $(104) million related to interest-rate derivatives and $59 million related to commodity derivatives.

	Quarter Ended June 30, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(692)	$(1.36)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(371)	(234)	(0.46)
Gains (losses) on divestitures, net	(104)	(66)	(0.13)
Impairments	(18)	(11)	(0.02)
Restructuring charges	(48)	(30)	(0.06)
Loss on early extinguishment of debt	(124)	(78)	(0.15)
Third-party well and platform decommissioning obligation	56	35	0.07
Change in uncertain tax positions	—	(4)	(0.01)
Certain items affecting comparability	$(609)	(388)	(0.76)
Adjusted net income (loss) (Non-GAAP)		$(304)	$(0.60)

*	Includes $(213) million related to interest-rate derivatives, $(154) million related to commodity derivatives, and $(4) million related to gathering, processing, and marketing sales.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	June 30, 2017
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$15,480	$3,281	$12,199
Less cash and cash equivalents	6,008	189	5,819
Net debt (Non-GAAP)	$9,472	$3,092	$6,380

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$9,472	$6,380
Total equity		14,656	11,472
Adjusted capitalization		$24,128	$17,852

Net debt to adjusted capitalization ratio	39%	36%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2017	2016	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$(334)	$(611)	$(609)	$(1,609)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,037	984	2,152	2,133
Deferred income taxes	488	(407)	(172)	(820)
Dry hole expense and impairments of unproved properties	454	10	1,466	45
Impairments	10	18	383	34
(Gains) losses on divestitures, net	(205)	104	(1,009)	102
Loss on early extinguishment of debt	2	124	2	124
Total (gains) losses on derivatives, net	32	311	(115)	610
Operating portion of net cash received (paid) in settlement of derivative instruments	13	60	5	165
Other	74	88	157	203
Changes in assets and liabilities	(714)	548	(280)	105
Net Cash Provided by (Used in) Operating Activities*	$857	$1,229	$1,980	$1,092
Net Cash Provided by (Used in) Investing Activities	$(506)	$8	$1,216	$(965)
Net Cash Provided by (Used in) Financing Activities	$(174)	$(2,790)	$(372)	$329

Capital Expenditures**	$1,210	$728	$2,465	$1,624

*
Restructuring charges (excluding noncash share-based compensation) were $18 million for the quarter ended June 30, 2017, $44 million for the quarter ended June 30, 2016, $17 million for the six months ended June 30, 2017, and $224 million for the six months ended June 30, 2016. Cash payments for restructuring charges were $31 million for the quarter ended June 30, 2017, $103 million for the quarter ended June 30, 2016, $50 million for the six months ended June 30, 2017, and $182 million for the six months ended June 30, 2016.

**
Includes Western Gas Partners, LP (WES) capital expenditures of $151 million for the quarter ended June 30, 2017, and $120 million for the quarter ended June 30, 2016, $437 million for the six months ended June 30, 2017, and $260 million for the six months ended June 30, 2016.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions except per-share amounts	2017	2016	2017	2016
Consolidated Statements of Income
Revenues and Other
Oil sales	$1,422	$1,125	$3,085	$1,975
Natural-gas sales	319	320	821	686
Natural-gas liquids sales	214	235	503	413
Gathering, processing, and marketing sales	464	305	908	545
Gains (losses) on divestitures and other, net	297	(70)	1,166	(30)
Total	2,716	1,915	6,483	3,589
Costs and Expenses
Oil and gas operating	233	202	491	410
Oil and gas transportation	229	246	478	488
Exploration	535	76	1,620	202
Gathering, processing, and marketing	359	252	710	467
General and administrative	291	305	560	754
Depreciation, depletion, and amortization	1,037	984	2,152	2,133
Other taxes	135	157	290	274
Impairments	10	18	383	34
Other operating expense	12	7	34	23
Total	2,841	2,247	6,718	4,785
Operating Income (Loss)	(125)	(332)	(235)	(1,196)
Other (Income) Expense
Interest expense	227	217	450	437
Loss on early extinguishment of debt	2	124	2	124
(Gains) losses on derivatives, net	32	307	(115)	604
Other (income) expense, net	(14)	(55)	(22)	(55)
Total	247	593	315	1,110
Income (Loss) Before Income Taxes	(372)	(925)	(550)	(2,306)
Income tax expense (benefit)	(38)	(314)	59	(697)
Net Income (Loss)	(334)	(611)	(609)	(1,609)
Net income (loss) attributable to noncontrolling interests	81	81	124	117
Net Income (Loss) Attributable to Common Stockholders	$(415)	$(692)	$(733)	$(1,726)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(0.76)	$(1.36)	$(1.34)	$(3.39)
Net income (loss) attributable to common stockholders—diluted	$(0.76)	$(1.36)	$(1.34)	$(3.39)
Average Number of Common Shares Outstanding—Basic	552	510	552	510
Average Number of Common Shares Outstanding—Diluted	552	510	552	510

Exploration Expense
Dry hole expense	$367	$(5)	$843	$6
Impairments of unproved properties	87	15	623	39
Geological and geophysical, exploration overhead, and other expense	81	66	154	157
Total	$535	$76	$1,620	$202

Anadarko Petroleum Corporation
(Unaudited)

	June 30,	December 31,
millions	2017	2016
Condensed Balance Sheets
Cash and cash equivalents	$6,008	$3,184
Accounts receivable, net of allowance	1,654	1,728
Other current assets	322	354
Net properties and equipment	28,516	32,168
Other assets	2,134	2,226
Goodwill and other intangible assets	5,714	5,904
Total Assets	$44,348	$45,564
Short-term debt	44	42
Other current liabilities	3,110	3,286
Long-term debt	15,436	15,281
Deferred income taxes	4,232	4,324
Asset retirement obligations	2,717	2,802
Other long-term liabilities	4,153	4,332
Common stock	57	57
Paid-in capital	11,941	11,875
Retained earnings	887	1,704
Treasury stock	(1,070)	(1,033)
Accumulated other comprehensive income (loss)	(343)	(391)
Total stockholders’ equity	11,472	12,212
Noncontrolling interests	3,184	3,285
Total Equity	14,656	15,497
Total Liabilities and Equity	$44,348	$45,564
Capitalization
Total debt	$15,480	$15,323
Total equity	14,656	15,497
Total	$30,136	$30,820

Capitalization Ratios
Total debt	51%	50%
Total equity	49%	50%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended June 30, 2017
United States	243	1,238	89	22	113	8	$46.68	$2.84	$24.82
Algeria	59	—	5	6	—	—	48.20	—	30.48
Other International	29	—	—	2	—	—	49.44	—	—
Total	331	1,238	94	30	113	8	$47.19	$2.84	$25.14

Quarter Ended June 30, 2016
United States	227	2,188	126	20	199	12	$40.25	$1.61	$19.42
Algeria	59	—	5	5	—	1	46.65	—	24.13
Other International	10	—	—	1	—	—	47.37	—	—
Total	296	2,188	131	26	199	13	$41.77	$1.61	$19.60

Six Months Ended June 30, 2017
United States	256	1,547	100	46	280	18	$48.01	$2.93	$25.79
Algeria	64	—	6	12	—	1	50.89	—	34.36
Other International	29	—	—	5	—	—	51.57	—	—
Total	349	1,547	106	63	280	19	$48.84	$2.93	$26.27

Six Months Ended June 30, 2016
United States	229	2,245	125	41	409	23	$34.07	$1.68	$17.24
Algeria	62	—	5	11	—	1	40.35	—	23.43
Other International	14	—	—	3	—	—	37.55	—	—
Total	305	2,245	130	55	409	24	$35.51	$1.68	$17.49

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended June 30, 2017	631		57
Quarter Ended June 30, 2016	792		72

Six Months Ended June 30, 2017	713		129
Six Months Ended June 30, 2016	809		147

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended June 30, 2017
United States	$1,032	$319	$200	$14	$(1)	$—
Algeria	260	—	14	—	—	—
Other International	130	—	—	—	—	—
Total	$1,422	$319	$214	$14	$(1)	$—

Quarter Ended June 30, 2016
United States	$830	$320	$223	$60	$2	$(2)
Algeria	252	—	12	—	—	—
Other International	43	—	—	—	—	—
Total	$1,125	$320	$235	$60	$2	$(2)

Six Months Ended June 30, 2017
United States	$2,223	$821	$467	$15	$(5)	$(3)
Algeria	594	—	36	—	—	—
Other International	268	—	—	—	—	—
Total	$3,085	$821	$503	$15	$(5)	$(3)

Six Months Ended June 30, 2016
United States	$1,421	$686	$390	$148	$15	$—
Algeria	458	—	23	—	—	—
Other International	96	—	—	—	—	—
Total	$1,975	$686	$413	$148	$15	$—

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 24, 2017

Note: Guidance excludes 2017 sales volumes associated with the Eagleford, Marcellus, West Chalk/Eaglebine, and Utah CBM divestitures.

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	58	—	60	231	—	235
Total Sales Volumes (MBOE/d)	630	—	652	633	—	644

Oil (MBbl/d)	355	—	361	346	—	351

United States	266	—	270	262	—	265
Algeria	63	—	64	59	—	60
Ghana	26	—	27	25	—	26

Natural Gas (MMcf/d)

United States	1,085	—	1,120	1,140	—	1,165

Natural Gas Liquids (MBbl/d)

United States	91	—	95	91	—	93
Algeria	4	—	5	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(3.50)	—	0.50	(3.50)	—	0.50

United States	(4.00)	—	—	(4.00)	—	—
Algeria	(2.00)	—	2.00	(2.00)	—	2.00
Ghana	(2.00)	—	2.00	(2.00)	—	2.00

Natural Gas ($/Mcf)

United States	(0.50)	—	(0.30)	(0.40)	—	(0.20)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 24, 2017

Note: Guidance excludes items affecting comparability.

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	115	—	125	415	—	435
Minerals and Other	45	—	65	200	—	220

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.45	—	4.65	3.80	—	4.30
Oil & Gas Transportation	3.40	—	3.60	3.55	—	3.70
Depreciation, Depletion, and Amortization	18.90	—	19.15	17.85	—	17.95
Production Taxes (% of Product Revenue)	7.0%	—	8.0%	6.5%	—	7.5%

	$ MM			$ MM

General and Administrative (excludes restructuring charges)	260	—	280	1,000	—	1,050
Other Operating Expense	120	—	130	160	—	170
Exploration Expense
Non-Cash	145	—	165	885	—	985
Cash	65	—	85	275	—	295
Interest Expense (net)	220	—	235	895	—	915
Other (Income) Expense	(15)	—	(5)	(40)	—	(25)

Taxes
Algeria (100% Current)	60%	—	70%	60%	—	70%
Rest of Company ((200)% Current/300% Deferred for Q3 and (100)% Current/200% Deferred for Total Year)	20%	—	30%	20%	—	30%

Noncontrolling Interest	50	—	60	235	—	255

Avg. Shares Outstanding (MM)
Basic	552	—	554	552	—	554
Diluted	552	—	554	553	—	555

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,100	—	1,200	4,200	—	4,400

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of July 24, 2017

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2017
WTI	68	$40.00	$50.00	$58.84
Brent	23	$40.00	$50.00	$62.64
	91	$40.00	$50.00	$59.80

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2017	857	$2.10	$2.85	$3.64

2018	250	$2.00	$2.75	$3.54

Interest-Rate Derivatives
As of July 24, 2017

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$550 Million	Sept. 2016 – 2046	Sept. 2020	6.418%	3M LIBOR
Swap	$250 Million	Sept. 2016 – 2046	Sept. 2022	6.809%	3M LIBOR
Swap	$200 Million	Sept. 2017 – 2047	Sept. 2018	6.049%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2023	6.761%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended June 30, 2017				Quarter Ended June 30, 2016
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	115	1,042	79	368	123	1,093	76	382
Deepwater Gulf of Mexico	113	109	9	140	56	73	6	74
International and Alaska	99	—	5	104	81	—	5	86
Same-Store Sales	327	1,151	93	612	260	1,166	87	542
Divestitures*	4	87	1	19	36	1,022	44	250
Total	331	1,238	94	631	296	2,188	131	792

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	116	1,078	83	379	123	1,094	73	378
Deepwater Gulf of Mexico	119	119	10	149	57	78	7	77
International and Alaska	104	—	6	110	87	—	5	92
Same-Store Sales	339	1,197	99	638	267	1,172	85	547
Divestitures*	10	350	7	75	38	1,073	45	262
Total	349	1,547	106	713	305	2,245	130	809

*	Includes Eagleford, Marcellus, Eaglebine, Utah CBM, East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, and Carthage.